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                                                                   Exhibit 10.18


                                  THE MRC GROUP

                        1998 INCENTIVE COMPENSATION PLAN
                        --------------------------------

Purpose:  The 1998 Incentive Compensation Plan of The MRC Group (MRC),
------- effective January 1, 1998, is intended to promote significantly increased profitability and achievements and to reward designated members of the management team for their contributions to the success of the Company.

1. Incentive Compensation Plan Annual Targets (based on Income Targets, or Growth, & Production. Cost /Std.Unit, etc.) will be established at each of the following levels:

          *    Consolidated Company

          *    Groups (East, Central, & West)

          *    Regions

          *    Client Service Centers (formerly called branches)

          Targets may be changed due to such things as acquisitions, organizational changes, etc.

2. (a) Regional Managers, Regional Technical Managers and Client Service Center Managers who meet or exceed their Incentive Compensation Plan targets will be paid one third (1/3) of their eligible annual Incentive Compensation income, even if the consolidated company does not achieve its 1998 budgeted target.

     (b) All other participants will be paid one third (1/3) of their annual Incentive Compensation, based on the following:

          i.   The consolidated company must achieve its target.

          ii. The participant's Group must achieve its target before any Incentive Compensation may be paid to any member of the Group.

          iii. Available funding from the Company exceeding the 1998 budgeted targets.


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3.        Payment of the remaining two thirds (2/3) of each participant's eligible incentive compensation is discretionary, based on the overall achievement of the consolidated company, including available funding, recommendation of the Management Committee and approval of the Compensation Committee of the Board of Directors.

4.        Incentive Compensation Plan payment priority is as follows:

          a) Regional Managers, Regional Technical Managers, and Client Service Center Managers at one third (1/3) of their Incentive Compensation, in accordance with Paragraph #2 (a).

          b) All Other Plan Participants up to one third (1/3) of their Incentive Compensation, in accordance with paragraph #2 (b).

          c) All Plan Participants up to two thirds (2/3) of their Incentive Compensation, in accordance with Paragraph #3.

5. Each participant's eligible incentive compensation is limited to an amount equal to the participant's annual base salary (amount of base salary actually PAID during 1998) multiplied by the participant's assigned bonus percentage.

6. To be eligible, participants must be employed (as regular, active, full-time employees) by The MRC Group at the time of Incentive Compensation Plan payment.

7. Total Incentive Compensation payable under the Plan will be limited to the aggregate of the eligible bonus amounts for all participants in the Plan. Payment of Incentive Compensation amounts to participants under the Plan will be made within (30) days following the release of the independent auditor's report on the Company's 1998 financial statements to the Board of Directors (which is usually in March).

8. The Plan will terminate on December 31, 1998 except for payment of amounts due to participants.

9. This Incentive Compensation Plan will be administered in accordance with, and is subject to, the following additional terms and conditions:

          a) The 1998 Incentive Compensation Plan expense is NOT included in MRC's 1998 Budget approved by the Board of Directors on December 4, 1997.


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               Therefore, except for Paragraph #2 (a) above, funding of the
               1998 Incentive Compensation Plan will be based on exceeding the financial results of MRC's 1998 budget

          b) MRC's Management Committee (CEO, COO, CFO), subject to the approval of the Compensation Committee of the Board of Directors, will establish targets for the entire company, the Medical Transcription business, the PowerScribe business, as well as each Group, Region and Client Service Center.

          c) The Management Committee, subject to the approval of the Compensation Committee of the Board of Directors, will approve each participant in the Plan and establish the bonus percentage each participant is eligible to receive. Employees selected to be participants will be notified in writing, using the form attached as Exhibit A. Any changes to the participant's bonus percentage or target, during the Plan year, must (a) be approved by the Management Committee; (b) be documented in writing.

          d) The Board of Directors of The MRC Group may, at any time, amend, revise, suspend, or discontinue the Plan in any manner whatsoever without notice.

          e) Any determinations regarding the Plan which are made by the Board of Directors or its Compensation Committee, or by the Management Committee, are final and binding and are not subject to review. This standard applies to all determinations, including specifically any made regarding the income or financial results of The MRC Group or any constituent component and / or company.

          f) This is not a contract of employment, nor is it evidence of any contract of employment. Any employee who participates in the Plan remains an employee-at-will of The MRC Group and its constituent companies.

          g)   All payments will be made net of any applicable withholding(s).

          h)   Ohio law will govern any interpretation of the Plan's terms.

          i) Any payments made to an employee under the Plan will be taken into account for purposes of any company-sponsored 401 (k) plan for which that employee is eligible; however, Plan payments will not affect any other company-provided benefit(s).

          j) Participation in the Plan is conditioned upon an employee's accepting the terms of the Plan.


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                                   Exhibit "A"


Participant's Name:__________________________________

Profit Center:_______________________________________

Target Amount:_______________________________________

Participant's Bonus Percentage:______________________


It is my honor to inform you that you have been named as a participant in the 1998 Incentive Compensation Plan of The MRC Group. A copy of the plan has been provided to you with this acknowledgement.

With your dedication and contribution, The MRC Group aspires to achieve their respective targets for 1998.


                                  The MRC Group

               By:_____________________________________________

               Signature:______________________________________

               Title:__________________________________________
                                (CEO, COO, or CFO)
               Date:___________________________________________




I acknowledge receipt of this notice and a copy of the Plan. I also acknowledge that I have read and understood the attached Plan document and consent to, and accept its terms, conditions, and limitations.

                      By:          ____________________________

                      Signature:   ____________________________

                      Date:        ____________________________